Exhibit 10.12

First Amendment

To

Employment Agreement

This First Amendment to Employment Agreement (this “Amendment”) is dated April 22, 2024 (the “Amendment Effective Date”) by and between Brand Engagement Network Inc. (“Employer”) and Michael Zacharski (“Executive”) for the purpose of amending that certain Employment Agreement by and between Employer and Executive, effective August 16, 2023 (the “Employment Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

WHEREAS, Section 20 of the Employment Agreement provides the Employment Agreement may be changed or modified in whole or in part by a writing executed by Executive and an authorized officer of Employer; and

WHEREAS, the parties mutually desire to modify certain provisions that would otherwise apply to Executive’s compensation pursuant to the Employment Agreement.

NOW, THEREFORE, pursuant to Section 20 of the Employment Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	Section 5(E) of the Employment Agreement is hereby deleted and replaced with the following:

(E)	Executive has earned and will receive a vested bonus equal to $500,000.00 for the successful closing of the Merger with a value of the new company at the time of the Merger exceeding $100,000,000.00 (the “Merger Bonus”) with (i) 50% of the Merger Bonus payable by April 30, 2024; and (ii) 50% of the Merger Bonus payable by September 30, 2024, but in no event later than December 31, 2024, and in each case, less any required withholding or taxes. For the avoidance of doubt, Executive has already earned and satisfied all conditions necessary to receive the Merger Bonus, has a fully vested right to the Merger Bonus, and is not required to remain employed by the Company in order to receive payment of the Merger Bonus.

2.	The Employment Agreement, except as modified by this Amendment, shall remain in full force and effect.

[Remainder of the Page Intentionally Left Blank;

Signature Page Follows]

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In Witness Whereof, Employer and Executive have caused this Amendment to be executed as of the Amendment Effective Date.

EMPLOYER:

Brand Engagement Network Inc.,

By:	/s/ Michael Zacharski
Name:	Michael Zacharski
Title:	Chief Executive Officer

EXECUTIVE:

Signature:	/s/ Michael Zacharski
Name:	Michael Zacharski

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